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CELGENE CORPORATION
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Business Update and Overview of Independent Board Leadership May 2018 C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE

Forward Looking Statements and Adjusted Financial Information 2 This presentation contains forward - looking statements, which are generally statements that are not historical facts . Forward - looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook,” “targets” and similar expressions . Forward - looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made . We undertake no obligation to update any forward - looking statement in light of new information or future events, except as otherwise required by law . Forward - looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control . Actual results or outcomes may differ materially from those implied by the forward - looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10 - K and our other reports filed with the Securities and Exchange Commission . In addition to unaudited financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures. Further information relevant to the interpretation of adjusted financial measures, and reconciliations of these adjusted financial measures to the most comparable GAAP measures, may be found in the Appendix and on our website at www.Celgene.com in the “Investor Relations” section.

Executive Summary 3 • We are accelerating diversification by advancing medicines to transform the treatment of diseases, within hematology, oncology, inflammation and immunology • We have a robust R&D engine delivering first - and best - in - class programs through our centers of excellence and partner network • Our late - stage pipeline has the potential to add over $16 billion in incremental peak revenue through 2030* • Our Board and management have initiated a process of enhancement, including targeted Board refreshment and diversification , and adding depth to our senior leadership team in key areas to capitalize on the next innovation cycle: • Board has implemented practices that enhance independent oversight of management and provide for a proactive refreshment proc ess so that Board skill sets and expertise closely align with the needs of the business • Nominating Committee assesses the needs of the Board and the Company to recruit directors who have the required skills, backg rou nd, and experience in light of prevailing business conditions to oversee our business and strategy • The authority, duties and responsibilities of our independent Lead Director provide active, independent leadership to optimize Board oversight of management : • Independent Lead Director plays a leading role in the annual performance evaluation of the CEO and in CEO succession planning • Serves as a liaison between the Chair/CEO and the independent directors • Provides guidance and approves the agenda and schedule for each Board meeting • If requested by major shareholders, is available for consultation and direct communication Celgene is executing a well - developed strategy focused on long - term shareholder value creation and expects to deliver strong results on key products in 2018 and beyond *$16 billion represents sum of individual potential peak sales for multiple pipeline products, which may not coincide.

Our Mission and Vision 4 Celgene is building a preeminent global biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for patients with cancer, immune - inflammatory, and other unmet medical needs

Deploying a Strategy to Grow Through 2020 and Beyond Execute Delivering on 2020 Accelerate Positioning to Grow Beyond 2020 Expand Creating Sustainable Growth 5

2017 Performance Highlights 6 Financial Highlights • Net product sales: $12,973 million, an increase of 16% • Total revenue: $13,003 million, an increase of 16% • GAAP Net income: $2,940 million, an increase of 47% • Diluted GAAP EPS: $3.64, an increase of 46% • Adjusted net income*: $6,016 million, an increase of 26% • Adjusted diluted EPS*: $7.44, an increase of 25% • Share repurchases: $3,911 million R&D Highlights • >525,000 patients treated with Celgene therapies • 160 trials underway in 60 indications • 14 pivotal trials across 7 assets and 13 indications • 25 new molecules entered preclinical or phase I development • Invested $1,090 million in acquisitions and new collaborations • Presented ~400 scientific abstracts to global academic meetings Note: Growth Rate = Growth vs. Prior Year Period *Adjusted financial measure

Long - Term Value Creation for Shareholders 7 Five - Year Cumulative Total Shareholder Return Assessing five - year cumulative total shareholder return, a $ 100 investment in the Company’s Common Stock on December 31 , 2012 would have grown 166 % to approximately $ 266 on December 31 , 2017 , as depicted in the chart below . The total shareholder return on the Company’s Common Stock is compared to the same investment, over the same period, in the S&P 500 , the NASDAQ Composite and the NASDAQ Biotechnology comparator groups . We are executing a well developed strategy focused on long - term shareholder value creation Note : Value of $ 100 invested on December 31 , 2012 in stock or index, including reinvestment of dividends (if applicable), for each subsequent fiscal year ended December 31 . Cumulative Total Return* Dec. 2012 Dec. 2013 Dec. 2014 Dec. 2015 Dec. 2016 Dec. 2017 Celgene Corporation $ 100 $ 215.33 $ 285.10 $ 305.24 $ 295.02 $ 265.99 S&P 500 $ 100 $ 132.04 $ 149.89 $ 151.94 $ 169.82 $ 206.49 NASDAQ Composite $ 100 $ 139.89 $ 160.47 $ 171.83 $ 187.03 $ 242.34 NASDAQ Biotechnology $ 100 $ 165.93 $ 222.94 $ 249.18 $ 196.00 $ 238.39

Strong Volume - Driven Growth Expected in 2018 8% 18 EPS Y/Y growth* ~$9.5B Diluted EPS* ~$1.9B + ~$1.0B *Adjusted financial measure which includes the impact of our acquisition of Juno Therapeutics Inc., which is expected to be d ilu tive to adjusted EPS in 2018 by approximately $0.50. EPS Y/Y growth* 18 + % We expect to deliver strong results on key products in 2018 ~$2.0B ~$1.5B ~$1.0B • Total Revenue ~$14.8B (+14% Y/Y growth) • Diluted EPS* ~$8.45 (+14% Y/Y growth) • Operating Margin* ~56% • Tax Rate* ~17% Net Product Sales

Multiple Myeloma Accelerating Diversification by Advancing Medicines to Transform the Treatment of Diseases 9 Market Opportunity $27B Incidence 60K HEMATOLOGY & ONCOLOGY Non - Hodgkin Lymphoma Market Opportunity $17B Incidence 90K Myeloid Diseases Market Opportunity $5B Incidence 65K Psoriasis / Psoriatic Arthritis Market Opportunity $26B Prevalence 5M Multiple Sclerosis Market Opportunity $23B Prevalence 650K INFLAMMATION & IMMUNOLOGY Inflammatory Bowel Disease Market Opportunity $21B Prevalence 2.3M Source: Market size projections are for 2022 from Evaluate Pharma, December 2017 and Decision Resources Disease Landscape and Fo recast; Epidemiology is for 2018 from Decision Resources Disease Landscape and Forecast, Kantar Health CancerMPact database and Putnam Associates

R&D Engine Building a Pipeline of Next - Generation Growth Drivers 10 Centers of Excellence Partner Network Epigenetics Immuno - Oncology Inflammation & Immunology Protein Homeostasis Neuroscience & Imaging Innovation Engine Advancing 8 New Programs into the Clinic ▪ Next - Gen CELMoD ® ▪ Ph I for MM ▪ BET inhibitor ▪ Ph I for solid tumors ▪ Mat2A inhibitor ▪ Ph I for solid tumors ▪ BCMA T cell engager ▪ Ph I for MM CC - 92480 CC - 90010 AG - 270 CC - 93269 ▪ BCMA CAR T ▪ Ph I for MM ▪ CD3xCD33 bispecific ▪ Ph I for AML ▪ Anti - LIF1 MAb ▪ Ph I for solid tumors ▪ GLP - 1R modulator ▪ Targeted for NASH bb21217 MSC - 1 RPC8844 GEM333 Inflammation & Immunology Immuno - Oncology Protein Homeostasis Epigenetics

Delivering Industry - Leading Growth Through 2020… Late - stage Pipeline with Potential to Add Over $16B in Incremental Peak Revenue Through 2030 11 …And Positioned to Grow Beyond 2020 Expect to Launch Ten Potential Blockbusters Adj. Diluted EPS Total Revenue ~19% CAGR 14.5% CAGR Note: CAGR calculation is from 2017 measurements to the midpoint of the 2020 total revenue range; $16 billion represents sum of individual potential peak sales for each illustrated product, which may not coincide. $1B >$2B LEGEND Current Estimate of Peak Sales Potential:

Enhancing Our Board and Management Team to Fully Capitalize on the Next Innovation Cycle 12 • Following the appointment of two new independent directors in 2018, and four since 2015, we continue to evaluate opportunities to enhance our Board’s diversity and independence as part of ongoing efforts to strengthen active oversight of management • While the roles of CEO and Chairman were initially divided to ensure stability and continuity, they were again combined because the Board felt it was the best way to assure the strongest governance and organization to fully capitalize on the next innovation cycle • The constructive dynamic between the CEO and Chairman and the independent Lead Director has reinvigorated the Board refreshment process • We have streamlined our Executive Management structure to enhance communication, accountability, and leadership focus on building Celgene for long - term success • In areas of increasing complexity and scale, we are adding highly experienced executives to strengthen depth of leadership and improve operating excellence o We recently announced the appointment of our new Senior Vice President for Global Regulatory Affairs – Dr. Jennifer Dudinak – and a new member of our Global Executive Committee Our Board and management have initiated a process of enhancement, including targeted Board refreshment and diversification, and added depth in our senior leadership team in key areas

Board Structured to Provide Independent Oversight and Diversity 13 Active Independent Oversight Practices 1 Source : Spencer Stuart Board Index 2016 . x Independent Lead Director role with responsibilities in line with industry norms x Regular Board assessment of optimal leadership structure x Independent directors meet in executive session at each regularly scheduled Board meeting • Numerous executive sessions occurred during fiscal 2017 • Independent Lead Director presides at each meeting • Independent Lead Director has authority to call an executive session of independent directors at any time x The Company has four standing committees, all of which are comprised of independent directors, with the exception of the Executive Committee x Over the last several years, the Board has implemented considerable changes in its recruiting and selection process to strengthen corporate governance by enhancing the Board’s diversity and independence to align with Celgene’s evolution x 11 of 13 directors are independent x 4 new independent directors added in the past 4 years x 4 directors are female x All independent members have had leadership roles or extensive experience within the healthcare industry x 8 directors have CEO experience x 10 directors have served on another public company board in the last 5 years x The Board is being refreshed and it is anticipated that average Board tenure will be below the 8 . 3 year market average by 2020 1 Celgene’s Board has implemented practices that enhance independent oversight of management and provide for a proactive refreshment process so that Board skill sets and expertise closely align with the needs of the business Commitment to Board Refreshment

Board Composition Provides Diversity, Balance of Skill Sets, and Other Experience Relevant to Our Business 14 Celgene’s Board has implemented practices that enhance independent oversight of management The Nominating Committee assesses the needs of the Board and the Company to recruit directors who have the required skills, background and experience in light of prevailing business conditions to oversee our businesses and strategy • Healthcare Industry Experience • Senior Leadership Abilities • Financial Expertise • Public Company Board Experience • Research / Academia • Public Policy / Regulatory Experience • All of our Board members (including Mr. Alles) have held senior roles in the healthcare industry • 5 directors have served as senior executives at biotech and pharmaceutical companies • Directors with experience in the healthcare industry outside of biotech and pharmaceutical have backgrounds in research and academia, insurance, medical devices, and auditing – all of which complement our directors who have specific experience in the biotech and pharmaceutical industries, and enhance the diversity of our Board Gender Diversity Female Male Director Independence Insider Independent Fresh Perspectives 4 New independent directors in the last 4 years 31% 69% 85% 15%

Independent Lead Director Provides Active Oversight 15 Michael D. Casey, Independent Lead Director • Mr . Casey’s breadth of experience in management, operations, and corporate governance led independent directors to appoint him to this Board leadership role • Mr . Casey has held several prominent roles as President, Chief Executive Officer and senior officer of several national pharmaceutical companies . He has also previously served as a director of several other pharmaceutical/biotech companies . The authority, duties, and responsibilities of our independent Lead Director are consistent with industry practice and expect ati ons Building on the key authorities, duties, and responsibilities outlined in our proxy, a comprehensive description of our indep end ent Lead Director’s role is as follows: Board Focus x Plays a leading role in the annual performance evaluation of the CEO and in CEO succession planning Board Performance & Development x Serves as Chair of the Nominating Committee, and, in that capacity, leads the annual board evaluation and provides leadership in the areas of corporate governance, Board composition, succession planning and other governance - related matters x Serves on the Compensation Committee Board Culture and Communication x Acts as liaison between the independent directors and the Chair/CEO/management, on a regular basis and when communication out of the ordinary course is appropriate x Meets regularly, and works closely with, our Chairman and CEO and other senior members of management, as well as with other management and non - management employees x Speaks regularly with the independent chairs of our other Board committees and with each of our Non - Employee Directors, promoting the candid exchange of ideas among the Board members x If requested by major shareholders, is available for consultation and direct communication Board Meetings and Executive Sessions x Presides at all Board meetings at which the Chair is not present x Approves and provides guidance on the agenda for each Board meeting x Approves meeting schedules to assure sufficient time for all agenda items x Presides over executive sessions of the independent directors that are held in connection with each regular board meeting x Communicates with the Chair/CEO after each executive session of the independent directors to provide feedback and to effectuate the decisions and recommendations of the independent directors

Responsive to Shareholder Feedback 16 We maintain a robust investor outreach program that provides ongoing feedback concerning our compensation programs and other governance matters Key Highlights and Actions Taken • We proactively reach out to shareholders representing more than 50 % of the outstanding shares annually • Additionally, our senior management team is regularly engaged in meaningful dialogue with our shareholders through quarterly earnings calls, presentations and discussions at various investor conferences and other channels of communication • In recent years, shareholder feedback has influenced elements of our compensation design and philosophy • Additionally, our engagement efforts and feedback received have also influenced our corporate governance approach , including the adoption of a proxy access by - law and a by - law amendment allowing for special meetings to be called by shareholders • Our shareholder engagement efforts during 2017 have also resulted in enhanced disclosures and presentations included in the proxy statement , including disclosures relating to our corporate responsibility and sustainability efforts and the skills and diversity of our board of directors Active Shareholder Engagement • We engage with our shareholders with a cross - functional team, which includes members of our Investor Relations, Legal, Global Co rporate Affairs and Finance departments • We solicit feedback on our executive compensation program, corporate governance and disclosure practices and respond to quest ion s regarding our policies and strategic goals • We share our engagement results with our Compensation Committee, Nominating Committee, and Board of Directors, and take it in to consideration during deliberations on governance and compensation matters

Effective Board Leadership Structure Best Serves Shareholder Interests 17 The Board recommends that shareholders vote against the proposal to require an independent Board Chairman, as it will impede the Board’s flexibility in determining the Company’s leadership structure that best serves the Company’s long - term interests Our shareholders are best served by protecting the Board’s flexibility to determine the appropriate leadership structure for the Company, in light of changing circumstances that may confront the Company’s business • A rigid model is not appropriate, as the Board needs to have the ability to pivot based on changing circumstances and dynamic s; the proposal essentially limits the Board's ability to use its knowledge and experience to implement the appropriate leadersh ip structure accordingly The Company’s independent Lead Director provides strong independent oversight and authority, and the role continues to evolve The proposal is not necessary to ensure effective oversight of management and accountability to shareholders, given the Board ’s commitment to protect shareholders’ interests and its existing refreshment and governance practices The Board has acted responsibly to identify the right current leadership structure to pursue the best long - term interests of its shareholders

Executive Compensation Aligns Pay and Performance 18 Celgene’s Board has implemented practices that enhance independent oversight of management As supported by 95% Say on Pay vote for our 2017 executive compensation for NEOs A significant percentage of compensation awards to Celgene’s NEOs is variable, performance - based compensation that is “at risk.” Each NEO’s compensation is designed to reward the achievement of financial objectives, progress in advancing our drug development pipeline, and achievement of other operational goals, while aligning the short - and long - term interests of our executives with those of our shareholders 2017 Compensation Elements and Pay Mix NEOs’ total target compensation consists of three elements: base salary, annual incentives and long - term incentives. As indicated in the 2017 charts below, the mix compensation is weighted toward long - term, performance - based pay.

Recognized for Commitment to Our Patients and the Broader Community 19 Underlying our Company’s culture is a strong belief in corporate responsibility that is predicated on our purpose, values, an d behaviors, which are the foundation of our approach to ethical and responsible business activities 1 Patients First : We deliver the value of innovative medicines to patients around the world with the ambitious goal of finding cures for patients with significant unmet medical needs • Developing innovative and sustainable solutions to improve access to treatment for noncommunicable diseases in low - and middle - income countries in partnership with Access Accelerated • Supporting cancer healthcare capacity building in resource - constrained countries through Celgene Cancer Care Links Employees & Communities : We nurture the commitment and passion of our people while contributing to and partnering with the communities where we work and live • As of 2016 , workforce was comprised of 54 % female and 46 % male employees • Increased Human Rights Campaign Corporate Equality Index score to 75 , reflecting diversity & inclusion - focused initiatives • # 1 biopharma partner for the Leukemia & Lymphoma Society Light the Night Walk • Named a top employer by Science magazine Environment : We manage our environmental footprint to promote a healthy planet • On track to achieve 2020 targets to reduce emissions from facilities and emissions from purchased electricity by 20% , increase purchasing of electricity derived from certified renewable energy sources by 15% , decrease water withdrawal by 10% , and decrease solid waste (non - hazardous trash) generation by 10% • Achieved LEED Gold certification for Summit East Building L, recognizing our commitment to building a healthy, sustainable future • Ranked # 7 among U . S . companies and the top health care company in the Newsweek Green Rankings for 2017 Business with Integrity : We foster a culture of excellence and integrity that governs all we do, from enabling new discoveries to ensuring that patients benefit from them • Received a score of 91 . 4 % and was designated a “Trendsetter” for transparency and governance by the Center for Political Accountability • Included on the FTSE 4 Good Index for high ratings across environmental, social and governance measures, and proven corporate responsibility track record 2 3 4

Use of Non - GAAP Financial Measures and Reconciliation Tables C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE

Use of Non - GAAP Financial Measures 21 Use of Non - GAAP Financial Measures In addition to financial information prepared in accordance with U . S . GAAP, this document also contains certain non - GAAP financial measures based on management’s view of performance including : Adjusted research and development expense Adjusted selling, general and administrative expense Adjusted operating margin Adjusted net income Adjusted earnings per share Management uses such measures internally for planning and forecasting purposes and to measure the performance of the Company . We believe these adjusted financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods . These adjusted financial measures are non - GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U . S . GAAP . When preparing these supplemental non - GAAP financial measures we typically exclude certain GAAP items that management does not consider to be normal, recurring, cash operating expenses but that may not meet the definition of unusual or non - recurring items . Other companies may define these measures in different ways . The following categories of items are excluded from adjusted financial results : Acquisition and Divestiture - Related Costs : We exclude the impact of certain amounts recorded in connection with business combinations and divestitures from our adjusted financial results that are either non - cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing . These amounts may include non - cash items such as the amortization of acquired intangible assets, amortization of purchase accounting adjustments to inventories, intangible asset impairment charges and expense or income related to changes in the estimated fair value measurement of contingent consideration and success payments . We also exclude transaction and certain other cash costs associated with business acquisitions and divestitures that are not normal recurring operating expenses, including severance costs which are not part of a formal restructuring program .

Use of Non - GAAP Financial Measures 22 Share - based Compensation Expense : We exclude share - based compensation from our adjusted financial results because share - based compensation expense, which is non - cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share - based grants are issued . Collaboration - related Upfront Expenses : We exclude collaboration - related upfront expenses from our adjusted financial results because we do not consider them to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing . Upfront payments to collaboration partners are made at the commencement of a relationship anticipated to continue for a multi - year period and provide us with intellectual property rights, option rights and other rights with respect to particular programs . The variability of amounts and lack of predictability of collaboration - related upfront expenses makes the identification of trends in our ongoing research and development activities more difficult . We believe the presentation of adjusted research and development, which does not include collaboration - related upfront expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance . All expenses incurred subsequent to the initiation of the collaboration arrangement, such as research and development cost - sharing expenses/reimbursements and milestone payments up to the point of regulatory approval are considered to be normal, recurring operating expenses and are included in our adjusted financial results . Research and Development Asset Acquisition Expense: We exclude costs associated with acquiring rights to pre - commercial compounds because we do not consider such costs to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence an d/or timing. Research and development asset acquisition expenses includes expenses to acquire rights to pre - commercial compounds from a collaboration partner when there wil l be no further participation from the collaboration partner or other parties. The variability of amounts and lack of predictability of research and development asset acquisition ex penses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted research and development, which d oes not include research and development asset acquisition expenses, provides useful and meaningful information about our ongoing research and development activities by enh anc ing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to project ed performance. Restructuring Costs: We exclude costs associated with restructuring initiatives from our adjusted financial results. These costs include amounts a sso ciated with facilities to be closed, employee separation costs and costs to move operations from one location to another. We do not frequently undertake r est ructuring initiatives and therefore do not consider such costs to be normal, recurring operating expenses.

Use of Non - GAAP Financial Measures 23 Certain Other Items : We exclude certain other significant items that may occur occasionally and are not normal, recurring, cash operating expenses from our adjusted financial results . Such items are evaluated on an individual basis based on both the quantitative and the qualitative aspect of their nature and generally represent items that, either as a result of their nature or magnitude, we would not anticipate occurring as part of our normal business on a regular basis . While not all - inclusive, examples of certain other significant items excluded from adjusted financial results would be : significant litigation - related loss contingency accruals and expenses to settle other disputed matters and, effective for fiscal year 2018 , changes in the fair value of our equity securities upon the adoption of ASU 2016 - 01 (Financial Instruments - Overall : Recognition and Measurement of Financial Assets and Financial Liabilities) . Estimated Tax Impact From Above Adjustments : We exclude the net income tax impact of the non - tax adjustments described above from our adjusted financial results . The net income tax impact of the non - tax adjustments includes the impact on both current and deferred income taxes and is based on the taxability of the adjustment under local tax law and the statutory tax rate in the tax jurisdiction where the adjustment was incurred . Non - Operating Tax Adjustments : We exclude the net income tax impact of certain other significant income tax items, which are not associated with our normal, recurring operations (“Non - Operating Tax Items”), from our adjusted financial results . Non - Operating Tax Items include items which may occur occasionally and are not normal, recurring operating expenses (or benefits), including adjustments related to acquisitions, divestitures, collaborations, certain adjustments to the amount of unrecognized tax benefits related to prior year tax positions, the impact of tax reform legislation commonly referred to as the Tax Cuts and Jobs Act ( 2017 Tax Act), and other similar items . We also exclude excess tax benefits and tax deficiencies that arise upon vesting or exercise of share - based payments recognized as income tax benefits or expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing .

Use of Non - GAAP Financial Measures 24 Long - Term Targets A reconciliation of long - term adjusted financial targets to the most comparable GAAP measures cannot be provided because we are unable to forecast with reasonable certainty many of the items necessary to calculate such comparable GAAP measures, including share - ba sed compensation expense, collaboration - related upfront expense, research and development asset acquisition expense, acquisition - rel ated expenses, fair value adjustments to contingent consideration, the ultimate outcome of legal proceedings and unusual gains and lo sses, as well as unforeseen events, risks and developments. These items are uncertain, depend on various factors, and could be materia l t o our results computed in accordance with GAAP. We believe the inherent uncertainties in reconciling our long - term non - GAAP measures t o the most comparable GAAP measures would make the forecasted comparable GAAP measures nearly impossible to predict with reasonable certainty and therefore inherently unreliable. See the attached Reconciliation of GAAP to Adjusted Net Income for explanations of the amounts excluded and included to arriv e a t the adjusted measures for the three - and twelve - month periods ended December 31, 2017 and 2016 and for the projected amounts for the twelve - month period ending December 31, 2018.

Reconciliation Tables 25

Reconciliation Tables

Explanation of adjustments:

(1) Exclude share-based compensation expense totaling $162 for the three-month period ended December 31, 2017 and $155 for the three-month period ended December 31, 2016. Exclude share-based compensation expense totaling $644 for the twelve-month period ended December 31, 2017 and $606 for the twelve-month period ended December 31, 2016.

(2) Exclude upfront payment expense for research and development collaboration arrangements.

(3) Exclude research and development asset acquisition expenses.

(4) Exclude charges associated with the discontinuance of GED-0301 clinical trials in Crohn's disease (Trials), including impairment of an IPR&D asset and other one-time charges related to wind-down costs associated with discontinuing the Trials and certain development activities.

(5) Exclude loss contingency accrual expenses related to a civil litigation matter in 2017 and contractual dispute in 2016.

(6) Exclude amortization of intangible assets acquired in the acquisitions of Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Abraxis BioScience, Inc. (Abraxis), Celgene Avilomics Research, Inc. (Avila) and Quanticel Pharmaceuticals, Inc. (Quanticel).

(7) Exclude changes in the fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, Avila, Nogra Pharma Limited (Nogra) and Quanticel, including the impact to the Nogra contingent consideration liabilities related to the discontinuance of the Trials.

(8) Exclude restructuring charges related to our relocation of certain operations into our two Summit, NJ locations as well as costs associated with certain headcount reductions.

(9) Fair value adjustment to our equity investment in Juno Therapeutics, Inc. (Juno) per ASC 320 "Investments - Debt and Equity Securities."

(10) Exclude the estimated tax impact of the above adjustments.

(11) Exclude other non-operating tax expense items. The adjustments for the three-month period ended December 31, 2017 are to exclude expense of $1,269 as a result of the implementation of tax reform legislation (2017 Tax Act) and excess tax benefits related to the adoption of ASU 2016-09 (Compensation-Stock Compensation) of $17. The adjustments for the twelve-month period ended December 31, 2017 are to exclude expense of $1,269 as a result of the implementation of the 2017 Tax Act, excess tax benefits related to the adoption of ASU 2016-09 (Compensation-Stock Compensation) of $290, prior year tax benefits arising from a U.S. research and development and orphan drug tax credits study of $55 and to exclude other adjustments totaling tax expense of $2. The adjustments for the three- and twelve-month periods ended December 31, 2016 are to exclude the tax benefit of a tax loss incurred on our investment in Avila of $80 in both periods, with the three-month period also including other adjustments totaling tax expense of $4.

(12) Diluted net income per share for the three-month period ended December 31, 2017 was determined using diluted weighted-average shares of 797.4 million.

Celgene

26

Reconciliation Tables 27

May 2018 C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE Business Update and Overview of Independent Board Leadership